Exhibit 10.1

Dated the 30th day of April 2010

CHINA DIGITAL VENTURES CORPORATION
(the "Vendor")

and

TIDEWELL LIMITED
(the "Purchaser")

________________________________________________________

AGREEMENT

RELATING TO

THE SALE AND PURCHASE OF 19,200,000

SHARES

IN

CHINA INTEGRATED MEDIA CORPORATION LIMITED
________________________________________________________

THIS AGREEMENT is made on the 30th day of April 2010
BETWEEN:
(A)

CHINA DIGITAL VENTURES CORPORATION, a company incorporated in Nevada, U.S.A. and having its correspondence address in Hong Kong at Unit 603, 6/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong ("Vendor"); and

(B)

TIDEWELL LIMITED, a company incorporated in Hong Kong and having its registered address at 10/F., Chiyu Bank Building, 78 Des Voeux Road Central, Hong Kong ("Purchaser") on the following terms and conditions.

WHEREAS:
A.	China Integrated Media Corporation Limited with ACN: 132 653 948 (the "Company") is a public company incorporated in South Australia, Australia on 8 August 2008.
B.	As of the date of this Agreement, the Vendor legally and beneficially owns 19,200,000 shares of common stock in the Company.
C.	The Vendor has agreed to sell the Sale Shares and the Purchaser has agreed to acquire the Sale Shares in the Company to the intent that the Company should become a subsidiary of the Purchaser.
1.	INTERPRETATION
1.1	In this Agreement, the following words and expressions have the following meanings, unless they are inconsistent with the context:-
"Completion Date" means the date of signing this Agreement.
"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China.
"Parties" means the named parties to this Agreement and their respective successors and permitted assigns and "Party" means any of them.
"Sale Shares" means the 19,200,000 shares of common stock in the Company that are legally and beneficially owned by the Vendor.
"Warranties" means the representations, warranties and undertakings contained or referred to in Clause 5.
"USD" means United States Dollars.

2.	AGREEMENT FOR SALE
2.1

Subject to the terms and conditions of this agreement the Vendor shall sell and the Purchaser shall purchase the Sale Shares free from all liens, charges and encumbrances and with all rights now or hereafter attaching to it.

3.	PURCHASE CONSIDERATION
3.1	The purchase consideration for the Sale Assets shall be USD50,000.
4.	COMPLETION
4.1

Completion of the purchase of Sale Shares shall take place at the Vendor's registered office or a place to be agreed between the parties at 5.00 p.m. on the Completion Date or at a later date to be agreed between the parties herein.

4.2	On Completion Date, the Purchaser shall deliver to the Vendor cash or a cashier order.
4.3

On Completion Date, the Vendor shall deliver to the Purchaser i) duly completed and signed transfers in favor of the Purchaser or as it may direct in respect of the Sale Shares and ii) copy of the resolution from 51% of the non-interested shareholders approving the transaction.

4.4	Upon completion of the matters referred to in Clause 4.2 above, the Vendor shall procure that all the necessary documentations be prepared and executed in relation to the purchase of the Sale Shares.
5.	WARRANTIES
5.1	The Vendor warrants to the Purchaser that:
1.	It has full power and authority to enter into and perform this Agreement.
2.	It is the legal and beneficial owner of the Sale Shares, free and clear of any lien, charge, option, right of pre-emption or other encumbrance or third party right whatsoever.
3.

There are no options or other agreements outstanding which accord to any person the right to require the creation of any mortgage, charge, pledge, lien or other security or encumbrance over any of the Sale Shares.

6	GENERAL MATTERS
6.1

The rights and remedies of the Purchaser in respect of any breach of the warranties given by the Vendor hereunder shall not be affected by completion of the Purchase of the Sale Assets or by any failure to exercise or delay in exercising any right or remedy or by any other event or matter whatsoever, except a specific and duly authorized written waiver or release.

6.2	This Agreement constitutes the whole agreement between the parties and it is expressly declared that no variations hereof shall be effective unless made in writing.
6.3	Any right of rescission conferred upon the Purchaser hereby shall be in addition to and without prejudice to all other rights and remedies available to it.
7.	NON-ASSIGNABILITY
7.1

This Agreement shall be binding on each party's successors and assigns but except as expressly provided, none of the rights of the parties under this Agreement or the warranties provided herein may be assigned or transferred.

8	NOTICES
8.1

Any notice, demand or communication required or desired to be given or made under this Agreement shall be in writing and delivered or sent by post to the Vendor at Unit 603, 6/F., Malaysia Building, 50 Gloucester Road, Wanchai, Hong Kong; and to the Purchaser c/o 10/F., Chiyu Bank Building, 78 Des Voeux Road Central, Hong Kong or such other address in Hong Kong as may be notified by such party to the other.

8.2

Any notice or other communication shall be deemed to have been received if sent by facsimile, when sent: or if delivered personally, when delivered; or if sent by post, 7 days if overseas and 48 hours if local after the date of posting.

8.3	Reference in Clause 8.1 to writing shall include a notice or communication by facsimile provided that the transmission is confirmed by a transmission report.
9	COSTS AND STAMP DUTY
9.1	Each party shall bear its own legal, accountancy and other costs and expenses incurred in connection with this Agreement.
9.2	Any stamp duty on the Sale Shares shall be borne by the parties in equal shares.
10	APPLICABLE LAW
10.1

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region and the parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong Special Administrative Region courts.

IN WITNESS whereof this Agreement has been executed on the day and year first above written.

Signed by for and on behalf of CHINA DIGITAL VENTURES CORPORATION in the presence of: Signed by for and on behalf of TIDEWELL LIMITED in the presence of:	) ) ) ) ) ) ) )